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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-8833 and No. 33-78340) pertaining to the 1987 and 1994 Stock Option Plans of OptimumCare Corporation of our report dated March 5, 1999, with respect to the consolidated financial statements and schedule of OptimumCare Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                        /s/ ERNST & YOUNG LLP

Orange County, California
March 29, 1999